UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2018

 Alarm.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37461	26-4247032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 389-4033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     Effective January 17, 2018, Alarm.com Holdings, Inc. (the “Company”) appointed Michelle K. Lee as a Class II director to serve for the term expiring at the Company’s 2020 Annual Meeting of Stockholders or until her earlier death, resignation or removal. In connection therewith, the Board of Directors (the “Board”) of the Company increased the authorized number of directors to seven. Ms. Lee has not been appointed to any committees of the Board at this time.

Ms. Lee, 52, is the Herman Phleger Visiting Professor of Law at Stanford Law School, where she teaches disruptive technologies and intellectual property. From 2012 until June 2017, Ms. Lee held various positions with the United States Patent and Trademark Office (USPTO), including most recently serving as the Under Secretary of Commerce for Intellectual Property and Director of the USPTO. Before her time in public service, Ms. Lee was deputy general counsel at Google Inc. and its first Head of Patents and Patent Strategy. Prior to Google, she was a partner at the law firm of Fenwick & West LLP. Ms. Lee earned a B.S. and an M.S. in Electrical Engineering and Computer Science from Massachusetts Institute of Technology and a J.D. from Stanford Law School.

In accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Director Compensation Policy”) adopted in December 2017, Ms. Lee is entitled to receive an annual cash retainer of $40,000 for service as a Board member, payable quarterly in arrears. Ms. Lee will also be eligible for equity award grants on the same terms as other non-employee directors of the Board. The Company’s non-employee directors are also entitled to an annual grant of restricted stock units having a value of $145,000 at the time of grant, in accordance with the terms and conditions of the Director Compensation Policy. Any equity awards granted to Ms. Lee pursuant to the Director Compensation Policy that are subject to vesting will become fully vested upon a change in control as long as she is providing continuous service as of the date of such change in control.

In connection with her appointment, Ms. Lee and the Company entered into an indemnity agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Ms. Lee was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Ms. Lee and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description
10.1     Indemnity Agreement by and between the Company and Michelle K. Lee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALARM.COM HOLDINGS, INC.

Date: January 23, 2018	By:	/s/ Steve Valenzuela
Steve Valenzuela
Chief Financial Officer